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                                              BALDWIN & Lyons, Inc.

                                              FORM 10-Q, EXHIBIT 11

                                        COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                      JUNE 30                               JUNE 30
                                          ---------------------------------    -----------------------------------
                                               2005              2004               2005                2004
                                          ---------------    --------------    ----------------    ---------------
BASIC:
   Average number of shares
      outstanding                             14,728,235        14,624,295          14,726,036         14,613,915
                                          ===============    ==============    ================    ===============

      Net Income                              $7,472,489        $8,864,106         $17,818,963       $ 19,763,180
                                          ===============    ==============    ================    ===============

      Per share amount                             $ .51             $ .61              $ 1.21             $ 1.35
                                          ===============    ==============    ================    ===============


DILUTED:
   Average number of shares
      outstanding                             14,728,235        14,624,295          14,726,036         14,613,915
   Dilutive stock options--based on
      treasury stock method using
      average market price                       102,683           170,893             109,506            188,587
                                          ---------------    --------------    ----------------    ---------------

      Totals                                  14,830,918        14,795,188          14,835,542         14,802,502
                                          ===============    ==============    ================    ===============

      Net Income                              $7,472,489        $8,864,106         $17,818,963       $ 19,763,180
                                          ===============    ==============    ================    ===============

      Per share amount                             $ .50             $ .60              $ 1.20             $ 1.34
                                          ===============    ==============    ================    ===============

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